UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2005

Borland Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20450 Stevens Creek Blvd., Suite 800

Cupertino, California 95014

(Address of principal executive offices)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 – Entry into a Material Definitive Agreement.

(a)(1)	On November 1, 2005, Borland Software Corporation (the “Company”) and Tod Nielsen entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Nielsen will serve as the Company’s President and Chief Executive Officer. On November 8, 2005, the Company issued a press release announcing Mr. Nielsen’s appointment as President and Chief Executive Officer, effective November 9, 2005.

(a)(2)	The term of Mr. Nielsen’s employment with the Company will commence on November 9, 2005 and will continue until the earliest of Mr. Nielsen’s death, the termination of Mr. Nielsen’s employment by the Company for Cause (as defined in the Employment Agreement), the termination of Mr. Nielsen’s employment by Mr. Nielsen by reason of a Constructive Termination (as defined in the Employment Agreement) or such time as either the Company or Mr. Nielsen give notice to the other to terminate Mr. Nielsen’s employment for any other reason. Pursuant to the Employment Agreement, the Company has agreed to nominate Mr. Nielsen for membership on the Company’s board of directors (the “Board”) at each annual meeting of the Company’s shareholders if Mr. Nielsen is then employed by the Company pursuant to the terms of the Employment Agreement.

Under the Employment Agreement, Mr. Nielsen will be paid a base salary of $600,000 per year, subject to increase from time to time in the sole discretion of the Compensation Committee of the Board of Directors (“Compensation Committee”). He also will be eligible to receive a bonus under the Company’s Incentive Compensation Plan for senior management (the “ICP”) ranging from 0%-150% of his annual base salary based upon the achievement of both corporate and personal objectives. Mr. Nielsen, the Compensation Committee, and the Board will jointly determine the targets under the ICP. At target performance, the bonus will equal 100% of Mr. Nielsen’s annual base salary. At the discretion of the Compensation Committee, Mr. Nielsen may also be entitled to a discretionary bonus payment.

In accordance with the Employment Agreement, on November 7, 2005, the Compensation Committee approved a grant of 250,000 shares of restricted stock for Mr. Nielsen. The restricted stock shares will vest based upon the Company’s performance. The standards of such performance shall be determined by the Board and Mr. Nielsen. Also, in accordance with the Employment Agreement, the Compensation Committee approved options to purchase 1,500,000 shares of the Company’s common stock to Mr. Nielsen. The grant of both the restricted stock award and stock options shall have an effective date of November 9, 2005, Mr. Nielsen’s first date of employment with the Company, and the stock options will have an exercise price equal to the fair market value of the Company’s common stock on the close of trading on November 9, 2005. Such options will vest, subject to Mr. Nielsen’s continued employment, with respect to 25% of the shares on the first anniversary of the date of grant and 1/36th of the shares each month thereafter. The option grant shall remain exercisable for a fifteen (15) month period measured from the date of termination of employment, provided however, that the option shall not be exercisable in any event after the date which is ten (10) years following the date of grant.

To defray the increased cost of living in the San Francisco Bay Area, the Company will pay Mr. Nielsen a $1,000,000 signing bonus. Mr. Nielsen will forfeit this payment if he does not relocate his principal place of residence to the San Francisco Bay Area by June 1, 2006. The Company will also reimburse Mr. Nielsen for reasonable moving expenses, certain transaction costs related to the sale of his current residence and the purchase of his new residence in the San Francisco Bay Area, reasonable temporary housing costs for up to six (6) months and reasonable travel expenses for visits with his immediate family until they relocate to California. The Company will also pay Mr. Nielsen a one-time bonus of $50,000, grossed-up for taxes, to cover other incidental relocation costs.

If Mr. Nielsen’s employment is terminated by the Company other than for Cause or by Mr. Nielsen due to a Constructive Termination, Mr. Nielsen will be entitled to receive a lump sum severance payment equal to his base salary as then in effect. If within two months prior to or within twelve months following a Change in Control of the Company (as defined in the Company’s 2002 Stock Incentive Plan), Mr. Nielsen ceases to be the President and Chief Executive Officer of the new successor entity, or if his employment terminates other than for Cause or as a result of a Constructive Termination, he will be entitled to a lump sum severance payment equal to the sum of the base salary and bonuses that would have been paid to him over the following twelve months (with bonuses no less than the average bonuses for the last two years, or based on ICP target, whichever is higher). In addition, upon such termination in connection with a Change in Control of the Company, the stock options and restricted stock awards granted to Mr. Nielsen pursuant to the Employment Agreement will become fully vested, and other equity awards granted to Mr. Nielsen at least six months prior to the Change in Control also will become fully vested.

Mr. Nielsen has agreed to be bound by the Company’s Standard Employee Confidentiality and Assignment of Inventions Agreement, will be required to execute a release in favor of the Company in order to receive a severance payment and has agreed that for a period of one year following his termination of employment he will not solicit Company employees. The Company has agreed to reimburse Mr. Nielsen for up to $5,000 for his reasonable legal fees incurred in connection with the negotiation and execution of the Employment Agreement.

The description of the Employment Agreement in this Item 1.01 is qualified in its entirety by reference to the Employment Agreement attached hereto as an Exhibit.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On November 9, 2005, upon the effectiveness of the appointment of Mr. Nielsen as the Company’s President and Chief Executive Officer, Scott J. Arnold ceased to serve as the Company’s Interim Chief Executive Officer.

(c)(1)	Effective November 9, 2005, pursuant to the terms of the Employment Agreement, the Company’s Board of Directors appointed Mr. Nielsen as the Company’s President and Chief Executive Officer.

(c)(2)	Prior to joining the Company, Mr. Nielsen, age 40, served as Senior Vice President, Marketing and Global Sales Support for Oracle Corporation, an enterprise software company. Prior to joining Oracle in June 2005, Mr. Nielsen was a senior executive at BEA Systems Inc., an enterprise infrastructure software company, since August 2001. At BEA Systems, Mr. Nielsen served as Senior Vice President, Developer Programs, until November 2001, and thereafter as Chief Marketing Officer and Executive Vice President, and in addition since March 2004, as acting Executive Vice President, Products Organizations.

Mr. Nielsen joined BEA Systems in connection with its acquisition of Crossgain Inc., a software development company. From July 2000 to July 2001, Mr. Nielsen served as the Chief Executive Officer of Crossgain. Prior to joining Crossgain, Mr. Nielsen spent 12 years at Microsoft Corporation in a variety of positions, most recently as a vice president in the platform group, acting as Microsoft’s primary liaison with the developer community and playing an integral role in developing and launching Microsoft’s .NET strategy.

(c)(3)	See Item 1.01(a)(2) above.

(d)(1)	Mr. Nielsen, was appointed by the Company’s Board of Directors to serve as a director of the Company, effective November 9, 2005.

(d)(2)	Pursuant to the Employment Agreement, during Mr. Nielsen’s employment with the Company, the Company has agreed, at each annual meeting of the Company’s shareholders, to nominate Mr. Nielsen as a member of the board of directors of the Company.

(d)(3)	At the present time, it is not anticipated that Mr. Nielsen will serve as a member of any committee of the Board of Directors of the Company.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.73	Employment Agreement between the Company and Tod Nielsen, dated November 1, 2005.

99.1	Press Release of the Company, dated November 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: November 8, 2005	By:	/s/ Timothy J. Stevens
	Name:	Timothy J. Stevens
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.73	Employment Agreement between the Company and Tod Nielsen, dated November 1, 2005.

99.1	Press Release of the Company, dated November 8, 2005.